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                                                                      Exhibit 16


October 29, 1997



Dear Sir/Madam:

We have read Item 4 on page 2 of Form 8-K dated October 29, 1997 of Care First, Inc. and are in agreement with the statements contained therein. We have no basis to disagree with the other statements of the Registrant contained therein.




                               By /s/ Larson, Allen, Weishair & Company, LLP
                                 ----------------------------------------------
                                 LARSON, ALLEN, WEISHAIR & COMPANY, LLP





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